Exhibit 99.1

SAKS INCORPORATED ANNOUNCES SEPTEMBER

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (October 6, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $275.0 million for the five weeks ended October 1, 2011 compared to $256.4 million for the five weeks ended October 2, 2010, a 7.3% increase. Comparable store sales increased 9.3% for the month.

For September, the strongest categories at Saks Fifth Avenue stores included women’s shoes; handbags; fashion jewelry; cosmetics; women’s contemporary apparel; and men’s apparel, shoes, and accessories. Saks Direct performed well during the month.

On a quarter-to-date basis, for the two months ended October 1, 2011, owned sales totaled $443.0 million compared to $415.7 million for the prior year two months ended October 2, 2010, a 6.6% increase. Comparable store sales increased 8.0% for the two months.

On a year-to-date basis, for the eight months ended October 1, 2011, owned sales totaled $1,814.8 million compared to $1,655.9 million for the prior year eight months ended October 2, 2010, a 9.6% increase. Comparable store sales increased 11.5% for the eight months.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 60 Saks OFF 5TH stores, and saks.com.

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